Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the

Sarbanes‑Oxley Act of 2002

In connection with the Quarterly Report on Form 10‑Q of PetroShare Corp., a Colorado corporation (the “Company”) for the period ended September 30, 2017 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of the Company does hereby certify pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002 that to the best of our knowledge:

1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2017

/s/ Stephen J. Foley
Stephen J. Foley, Chief Executive Officer
(Principal Executive Officer)

/s/ Paul D. Maniscalco
Paul D. Maniscalco,
Chief Financial Officer
(Principal Financial and Accounting Officer)